UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 28, 2018

Date of Report (Date of earliest event reported)

ADESTO TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-37582	16-1755067
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Peterson Way, Santa Clara	95054
(Address of principal executive offices)	(Zip Code)

(408) 400-0578

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On June 28, 2018, Adesto Technologies Corporation (the “Company”), Circuit Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Echelon Corporation, a Delaware corporation (“Echelon”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Echelon (the “Merger”), with Echelon continuing as the surviving corporation and as a wholly owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement and subject to the conditions therein, at the effective time of the Merger, each share of common stock of Echelon, par value $0.01 per share (the “Common Stock”), issued and outstanding as of immediately prior to the effective time (other than shares held by (1) the Company, Merger Sub, Echelon (including shares held in treasury) or their respective subsidiaries; and (2) Echelon stockholders who have properly and validly exercised and perfected appraisal rights under Delaware law) will be cancelled and automatically converted into the right to receive cash in an amount equal to $8.50, without interest thereon (the “Per Share Amount”). All shares of Common Stock underlying option awards and restricted stock unit awards, whether vested or unvested, will be converted into the right to receive the Per Share Amount (or, in the case of an option award, the spread between the Per Share Amount and the applicable exercise price).

Consummation of the Merger is subject to certain conditions, including (1) the receipt of the necessary approval from Echelon’s stockholders; and (2) the absence of any law, injunction or order restraining, prohibiting or otherwise preventing consummation of the Merger. Each of the Company’s and Echelon’s obligation to consummate the Merger is also subject to certain additional customary conditions, including (1) subject to specific standards, the accuracy of the representations and warranties of the other party; (2) performance in all material respects by the other party of its obligations under the Merger Agreement; and (3) in the case of the Company only, the absence of a material adverse effect with respect to Echelon.

The Company and Echelon have each made customary representations and warranties in the Merger Agreement and have agreed to various customary covenants and agreements, including, among others, agreements by Echelon regarding the operation of the business of Echelon and its subsidiaries prior to the closing of the Merger. Echelon is also subject to customary restrictions on its ability to solicit acquisition proposals from third parties and to provide information to, and enter into discussions or negotiations with, third parties regarding alternative acquisition proposals. However, prior to the receipt of the approval of the Merger from Echelon’s stockholders, the solicitation restrictions are subject to a customary “fiduciary out” provision that allows Echelon, under certain circumstances, to provide information to, and enter into discussions or negotiations with, third parties with respect to an acquisition proposal if (1) Echelon’s Board of Directors determines in good faith that such acquisition proposal either constitutes, or is reasonably expected to lead to, a superior proposal and that the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties under applicable law, and (2) Echelon provides written notice to and negotiates in good faith with the Company prior to acceptance of an alternative acquisition proposal.

The Merger Agreement contains certain termination rights for the Company and Echelon. Echelon will be required to pay the Company a termination fee of $1.54 million in certain circumstances if the Merger Agreement is terminated and Echelon accepts a Superior Proposal (as defined in the Merger Agreement) or Echelon’s Board of Directors makes a change of board recommendation.  In addition, Echelon will be required to pay such termination fee in certain circumstances in which the Merger Agreement is terminated and an alternative acquisition transaction is subsequently consummated within a year of the termination (whether such consummation occurs before or after the one-year anniversary of such termination). The Company will be required to pay Echelon a termination fee of $4.41 million if the Merger Agreement is terminated by Echelon after September 15, 2018 (which date may be extended to September 30, 2018 under certain circumstances) if (1) all of the conditions to closing have been satisfied or waived, (2) Echelon has provided irrevocable written notice to the Company that Echelon is prepared to close and (3) the Company has failed to consummate the Merger and effect the Closing after three business days.

The Company expects to finance the acquisition with cash on hand, cash on Echelon’s balance sheet and the proceeds of any equity and/or debt financing that the Company intends to consummate prior to the Closing.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1, to the Form 8-K filed by Echelon on June 29, 2018 and is incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and securityholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Echelon, Merger Sub or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors or securityholders. Investors and securityholders should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company, Echelon, Merger Sub or any of their respective subsidiaries, affiliates, businesses, or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Accordingly, investors and securityholders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Merger among the Company, Circuit Acquisition Corporation and Echelon Corporation, dated June 28, 2018 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Echelon Corporation with the Securities and Exchange Commission on June 29, 2018).*

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Adesto Technologies Corporation hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESTO TECHNOLOGIES CORPORATION

Date: June 29, 2018	By:	/s/ Ron Shelton
	Name:	Ron Shelton
	Title:	Chief Financial Officer and Secretary